UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



February 5, 2008
________________________________________________
Date of Report (Date of earliest event reported)

1st NRG Corp
______________________________________________________
(Exact name of Registrant as specified in its Charter)

Delaware             		0-266-0             		22-3386947
______________________________________________________
(State or other jurisdiction  (Commission File No.)    (IRS Employer
of incorporation)                                       Identification No.)

1730 LaBounty Rd.#213, Ferndale, WA 	98248
__________________________________________________
(Address of principal executive offices) (Zip Code)

360-384-4390
__________________________________
(Registrants telephone number, including area code)

Naptau Gold Corporation
103 East Holly Street, Suite 303, Bellingham, WA 98225
___________________________________________________________
(Former name or former address, if changed since last report)


INFORMATION INCLUDED IN THIS REPORT

Section 1 Registrants Business & Operations

Item 1.02 Termination of a Material Definitive Agreement

(a) On or about September 7, 2007, 1st NRG Corp. hired Starlight Investment LLC to raise capital on a contingency basis to acquire certain operating assets. There were certain time frames that had to be met and deposits that had to be made which were subject to
Starlight Investments ability to raise capital. Starlight Investment was unsuccessful in raising the capital and as a result, 1st NRG's purchase and sale agreements and subsequently the deposits on those assets have expired. This has resulted in a net loss
to 1st NRG Corp of approximately $350,000.00 in deposits.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has
duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

1st NRG Corp.

Date: February 5, 2008   /s/E.D. Renyk
                         _______________________
                         E.D. Renyk, Secretary